EXHIBIT 16


                          June 25, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated June 25, 2004, of the Sprint Retirement Savings Plan and are in agreement with the statements contained in the first, third and fourth paragraphs of Item 4 presented on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                              /s/ Ernst & Young LLP
                              Ernst & Young LLP

Kansas City, Missouri